UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 19, 2019

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, Winnebago Industries, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Donald Clark, President of the Company’s Grand Design RV operating segment (“GDRV”) and Vice President of the Company. The Employment Agreement will be effective as of September 1, 2019, immediately following the expiration of Mr. Clark’s current employment agreement on August 31, 2019 (the “Original Agreement”).

The Employment Agreement generally contains terms and conditions that are consistent with the terms and conditions of the Original Agreement. The primary changes to the terms of the Employment Agreement include:

•	establishing a new multi-year employment term lasting until August 31, 2023, unless earlier terminated in accordance with the Employment Agreement;

•
providing for a continued annual base salary of $400,000 and an annual short-term incentive opportunity (“Annual Incentive”) equal to 3.5% of the pretax net income of GDRV, payable primarily in cash on a quarterly basis, provided that a portion ranging from 5 to 15% of the aggregate annual incentive amount over the term of the Employment Agreement shall be payable in equity;

•
subjecting any Annual Incentive payable or paid under the Employment Agreement, whether in the form of cash and/or equity awards, and the proceeds of the same, to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Company at any time; and

•
extending the duration of Mr. Clark’s non-competition and non-solicitation obligations to the later of (i) October 3, 2021 and (ii) the date that is one (1) year after the last day of his employment with GDRV and extending the scope of Mr. Clark’s non-competition obligations from GDRV to all current businesses of the Company and its affiliates.

The Company has also entered into an amended and restated change in control agreement (“Change in Control Agreement”) with Mr. Clark effective as of September 1, 2019, that will replace his current change in control agreement with the Company dated as of October 2, 2016. The Change in Control Agreement is materially consistent with the form the Company adopted and implemented in December 2018 for use with all other executive officers, and additionally limiting any payment Mr. Clark may receive thereunder to a cap of $3,000,000.

The foregoing descriptions of the Employment Agreement and the Change in Control Agreement are only summaries and the full text of each agreement is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between Winnebago Industries, Inc. and Donald Clark effective September 1, 2019.
10.2	Amended and Restated Executive Change of Control Agreement between Winnebago Industries, Inc. and Donald Clark effective September 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	June 24, 2019	By:	/s/ Stacy L. Bogart
		Name:	Stacy L. Bogart
		Title:	Vice President, General Counsel and Corporate Secretary